                                                                    Exhibit 99.2


                                  INSTRUCTIONS
                                  ACCOMPANYING
                   LETTER OF TRANSMITTAL AND FORM OF ELECTION
                     WITH RESPECT TO SHARES OF COMMON STOCK
                                       OF
                       SLIPPERY ROCK FINANCIAL CORPORATION
                    IN CONNECTION WITH THE PROPOSED MERGER OF
                       SLIPPERY ROCK FINANCIAL CORPORATION
                                  WITH AND INTO
                               F.N.B. CORPORATION

         All capitalized terms used but not otherwise defined in these Instructions shall have the respective meanings ascribed to such terms in the Letter of Transmittal. These Instructions govern the Letter of Transmittal and should be read carefully before making an election.

A.       LETTER OF TRANSMITTAL

         1. Delivery of Letter of Transmittal and Certificates. Certificates evidencing all delivered shares of Slippery Rock common stock (or a guarantee of delivery as provided in the Letter of Transmittal and these Instructions), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, must be received by the exchange agent at its address set forth in the Letter of Transmittal prior to the election deadline. If certificates are forwarded to the exchange agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

         Holders of Slippery Rock stock who are nominees only may submit a separate Letter of Transmittal for each beneficial owner for whom such holder is a nominee; provided, however, that at the request of the exchange agent, such holder shall certify to the satisfaction of the exchange agent that such holder holds such shares of Slippery Rock stock as nominee for the beneficial owner thereof. Each beneficial owner for whom a Letter of Transmittal is submitted by the record holder will be treated as a separate holder of Slippery Rock stock.

         The shares of Slippery Rock stock for which properly completed Letters of Transmittal and all required documents are not received prior to the election deadline will be treated as undesignated shares.

         THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE SENDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. THE RISK OF LOSS OF SUCH CERTIFICATES SHALL PASS ONLY AFTER THE EXCHANGE AGENT HAS ACTUALLY RECEIVED THE CERTIFICATES. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

         2. Guarantee of Delivery. Slippery Rock shareholders whose certificates are not immediately available and who cannot deliver their certificates and all other required documents to the exchange agent prior to the election deadline may deliver their shares of Slippery Rock stock pursuant to the guaranteed delivery procedure contained herein. Pursuant to such procedure:
(1) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and with the box entitled "Guarantee of Delivery" properly completed and duly executed, and any other documents required by the Letter of Transmittal, must be received by the exchange agent prior to the election deadline; and (2) the certificates, in proper form for transfer, must be received by the exchange agent within three
(3) Nasdaq National Market trading days after the date of execution of the guarantee of delivery. In addition, at the time the certificates are delivered pursuant to the guarantee of delivery, the guarantor must submit to the exchange agent another Letter of Transmittal with only the section entitled "Notice of Delivery Under Guarantee" properly completed (or must otherwise provide such information to the exchange agent). No change in a Slippery Rock shareholder's election may be made pursuant to the Letter of Transmittal delivering certificates or shares of Slippery Rock stock previously covered by a guarantee of delivery. If the guarantor fails to deliver the certificates in accordance with the guaranteed delivery procedures contained herein, without limitation of any other recourse, any purported election with respect to shares of Slippery Rock stock subject to such guarantee will be void.

         3. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If a Letter of Transmittal is signed by the record holder(s) of the shares of Slippery Rock stock delivered with such Letter of Transmittal, the signature(s) must correspond with the name(s) as written on the face of the certificates evidencing such shares of Slippery Rock stock without alteration, enlargement or any other change whatsoever.

         If any share of Slippery Rock stock delivered herewith is owned of record by two or more persons, all such persons must sign a Letter of Transmittal. If any of the shares of Slippery Rock stock delivered with a Letter of Transmittal are registered in the names of different holders, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of such shares of Slippery Rock stock.

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

         If a Letter of Transmittal is signed by the record holder(s) of the shares of Slippery Rock stock delivered with such Letter of Transmittal, no endorsements of certificates or separate stock powers are required, unless checks or certificates evidencing shares of FNB stock are to be payable to the order of, or registered in the name of, a person other than the record holder(s), in which case the certificates delivered herewith must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appear(s) on such certificates. Signatures on such certificates and stock powers must be guaranteed by an eligible institution (as defined below).

         If a Letter of Transmittal is signed by a person other than the record holder(s) of the shares of Slippery Rock stock delivered with such Letter of Transmittal, then the certificates evidencing the shares of Slippery Rock stock delivered with such Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appear(s) on such certificates. Signatures on such certificates and stock powers must be guaranteed by an eligible institution.

         If a Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person or entity acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to FNB of such person's authority to so act must be submitted.

         4. Guarantee of Signatures. Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program (each, an "eligible institution"). No signature guarantee is required on a Letter of Transmittal if such Letter of Transmittal is signed by the record holder(s) of shares of Slippery Rock stock delivered with such Letter of Transmittal, unless such holder(s) has completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Issuance Instructions" on the Letter of Transmittal. If a certificate is registered in the name of a person other than the signer of a Letter of Transmittal, or if checks or certificates evidencing shares of FNB stock are to be payable to the order of or registered in the name of a person other than the record holder(s), then the certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appear(s) on the certificate, with the signature(s) on such certificate or stock powers guaranteed as described above.

         5. Determination of Proper Election. The exchange agent will have the reasonable discretion to determine whether a Letter of Transmittal has been properly or timely completed, signed and submitted, modified or revoked, and to disregard immaterial defects in Letters of Transmittal. The decision of the exchange agent in such matters and any decision of FNB or Slippery Rock required by the exchange agent and made in good faith shall be conclusive and binding. The exchange agent will not be under any obligation to notify any person of any defect in a Letter of Transmittal submitted to the exchange agent. The exchange agent shall also make all computations contemplated by the Merger Agreement and all such computations shall be conclusive and binding on the holders of Slippery Rock stock. No alternative, conditional or contingent elections will be accepted. If the exchange agent shall reasonably determine that any purported stock election, cash election or combination election was not properly made, such purported stock election, cash election or combination election shall be deemed to be of no force and effect and the shareholder making such purported stock election, cash election or combination election shall, for purposes hereof, be deemed to have not made an election, and such shares of Slippery Rock stock shall be deemed "undesignated shares."

         6. Inadequate Space. If the space provided in the Letter of Transmittal under "Description of Your Slippery Rock Common Stock" is inadequate, the certificate numbers and the number of shares of Slippery Rock stock evidenced by such certificates should be listed on a separate schedule and attached hereto and thereto.

         7. Termination of Merger Agreement. All elections will be revoked automatically if the exchange agent is notified in writing by FNB or Slippery Rock that the Merger Agreement has been terminated, and certificates will be promptly returned to the persons who have submitted them. Shares of Slippery Rock stock represented by certificates will be returned to Slippery Rock shareholders by registered mail (with attendant delay).

         8. Appraisal Rights. Holders of Slippery Rock stock who wish to exercise their appraisal rights should not complete this Letter of Transmittal. FNB will regard any record holder of Slippery Rock stock who delivers a written demand for his or her appraisal rights and who delivers a Letter of Transmittal to the exchange agent as having withdrawn such demand for his or her appraisal rights. For more information, see the discussion in the Proxy Statement/Prospectus set forth under.

B.       ELECTION AND PRORATION PROCEDURES

         A more complete description of the election and proration procedures is set forth in Article III of the Merger Agreement. All elections are subject to compliance with the election procedures provided for in the Merger Agreement. In connection with making any election, a Slippery Rock shareholder should carefully read, among other items, the description and statement of the information contained in the Proxy Statement/Prospectus under "Material Federal Income Tax Consequences of the Merger." Each Slippery Rock shareholder should consult his or her own tax advisor as to the specific tax consequences of the election and the Merger to such shareholder.

         1. Elections. By completing the box entitled "Your Election" and a Letter of Transmittal in accordance with these Instructions, a Slippery Rock shareholder will be permitted to make an election with respect to each share of Slippery Rock stock held by such


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

holder. In the event that the merger consideration elections by the holders of Slippery Rock stock would result in FNB being required to issue as merger consideration a number of shares of FNB stock, not approximately equal to 3,276,554, then certain holders of Slippery Rock stock will receive a prorated number of shares of FNB stock and a prorated amount of cash such that such proration and allocation would result in FNB issuing approximately 3,276,554 shares of FNB stock, as merger consideration. See the discussion in the Proxy Statement/Prospectus set forth under "The Merger -- Allocation of FNB Common Stock and Cash." If any holder of Slippery Rock stock makes more than one election for the shares of Slippery Rock stock covered by such Letter of Transmittal, then such holder's Letter of Transmittal will be deemed not properly completed and such holder's shares of Slippery Rock stock will be deemed undesignated shares. As soon as practicable after the election deadline, the exchange agent shall determine the allocation of the cash and FNB stock portions of the merger consideration and shall notify FNB of its determination.

         2. Treatment of Non-Electing Shares. Any shares of Slippery Rock stock (other than dissenting shares) with respect to which the exchange agent does not receive an effective, properly completed Letter of Transmittal prior to the election deadline (as defined below) will be deemed to be undesignated shares.

         3. Election Deadline. In order for an election to be effective, the exchange agent must receive a properly completed Letter of Transmittal, accompanied by all required documents, no later than 5:00 p.m., Eastern Time, on
September   , 2004, unless extended to a later date by the mutual agreement of
FNB and Slippery Rock (the "election deadline").

         The Letter of Transmittal will be deemed properly completed only if:
(1) an election is indicated for each share of Slippery Rock stock covered by such Letter of Transmittal, (2) it is accompanied by all certificates with respect to such shares (or the box entitled "Guarantee of Delivery" properly completed on the Letter of Transmittal) and (3) it is accompanied by any other documents required by the exchange agent or FNB.

         4. Changes to Elections. Any holder of Slippery Rock stock who has made an election may, at any time prior to the election deadline, change his or her election by submitting to the exchange agent a properly completed and signed revised Letter of Transmittal and all required additional documents, provided that the exchange agent receives such revised Letter of Transmittal and other necessary documents prior to the election deadline, and, provided further that no change in a Slippery Rock shareholder's election may be made pursuant to the Letter of Transmittal delivering certificates or shares of Slippery Rock stock previously covered by a guarantee of delivery. Any holder of Slippery Rock stock may at any time prior to the election deadline revoke his or her election and withdraw his or her certificates deposited with the exchange agent by written notice to the exchange agent received prior to the election deadline. If an election is revoked prior to the election deadline, then the related shares of Slippery Rock stock automatically will become undesignated shares unless and until a new election is properly made on or before the election deadline with respect to such shares of Slippery Rock stock.

         5. No Fractional Shares. No certificates representing fractional shares of FNB stock shall be issued upon the surrender for exchange of certificates representing Slippery Rock stock, and such fractional share interests will not entitle the owner thereof to any dividends or any other rights of a shareholder of FNB. In lieu of any fractional share of FNB stock, holders of Slippery Rock stock will receive cash (without interest) in an amount equal to such fractional part of a share of FNB stock multiplied by the average of the last sale price of FNB common stock on the New York Stock Exchange for the 20 consecutive ending day period ended on the date of receipt of the last regulatory approval of the Manager.

         6. No Liability. None of FNB, Slippery Rock or the exchange agent will be liable to any holder of Slippery Rock stock for any shares of FNB stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

C. RECEIPT OF MERGER CONSIDERATION, SPECIAL INSTRUCTIONS, TAXES AND ADDITIONAL COPIES

         1. Receipt of Merger Consideration (Timely Election). As soon as practicable after the Effective Time and after the proration and allocation procedures described above are completed, Slippery Rock shareholders who have surrendered their certificates to the exchange agent for cancellation, together with a Letter of Transmittal (or, following the election deadline, other appropriate letter of transmittal) duly executed and completed in accordance with these Instructions and such other documents as are required pursuant hereto, shall be entitled to receive in exchange therefor (A) a check in the amount equal to the cash, if any, that such holder has the right to receive (including any cash in lieu of any fractional shares of Slippery Rock stock and any dividends or other distributions to which such holder is entitled) and (B) a certificate or certificates representing that number of whole shares of FNB stock, if any, that such holder has the right to receive. All cash paid or shares of FNB stock issued upon conversion of Slippery Rock stock in accordance with the terms of the Merger Agreement shall be deemed to have been paid or issued in full satisfaction of all rights pertaining to such shares of Slippery Rock stock.

         2. Receipt of Merger Consideration (Failure to Make Timely Election). Any holder of Slippery Rock stock who does not submit a Letter of Transmittal prior to the election deadline must nevertheless submit a properly completed Letter of Transmittal and the certificates representing Slippery Rock stock to the exchange agent in order to receive the merger consideration payable in respect of such shares. No dividend or other distribution declared or made with respect to FNB stock with a record date of the Effective Time (as defined in the Merger Agreement) will be paid to the holder of any unsurrendered certificate of Slippery Rock stock until the holder duly surrenders such certificates. Following the surrender of any such certificates, there will be paid to the holder, without interest (1) the merger consideration for the shares of Slippery Rock stock represented by such certificates, (2) the amount of any cash payable with respect to a fractional share of FNB stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of FNB stock and (3) at the appropriate payment date, the amount of dividends or other distributions with (A) a record date after the Effective Time but prior to surrender and (B) a payment date subsequent to surrender payable with respect to such shares of FNB stock.

         3. Special Payment and Delivery Instructions. If any check or certificates evidencing shares of FNB stock are to be payable to the order of, or registered in the name of, a person other than the person(s) signing a Letter of Transmittal or if such checks or such certificates are to be sent to someone other than the person(s) signing such Letter of Transmittal or to the person(s) signing such Letter of Transmittal but at an address other than that shown in the box entitled "Description of Your Slippery Rock Common Stock," the appropriate boxes on such Letter of Transmittal must be completed.

         4. Stock Transfer Taxes. FNB will bear the liability for any state stock transfer taxes applicable to the issuance and delivery of checks and certificates evidencing shares of FNB stock in connection with the Merger, provided, however, that if any such check or certificate is to be issued in a name other than that in which the certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay the amount of any stock transfer taxes (whether imposed on the record holder or such person), payable on account of the transfer to such person, to the exchange agent or satisfactory evidence of the payment of such taxes, or exemption therefrom, shall be submitted to the exchange agent before any such check or certificate is issued. Except as provided in this Instruction C.4., it will not be necessary for transfer tax stamps to be affixed to the certificates evidencing the shares of Slippery Rock stock delivered herewith.

         5. Withholding. Following the Merger, FNB (or the exchange agent on behalf of FNB) shall be entitled to deduct and withhold from the merger consideration such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by FNB (or the exchange agent on behalf of FNB), following the Merger, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of the shares of Slippery Rock stock in respect of which such deduction and withholding was made by FNB.

         6. Requests for Additional Copies. Additional copies of the Proxy Statement/Prospectus, the Letter of Transmittal, and the Instructions may be obtained by contacting Shareholders Services at (800) 441-4362.


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

         7. Substitute Form W-9. Under the federal income tax law, a shareholder who delivers shares of Slippery Rock stock is required by law to provide the exchange agent (as payer) with such shareholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 included as a part of the Letter of Transmittal. If such shareholder is an individual, the TIN is such shareholder's social security number. If the exchange agent is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS"). In addition, any cash payments that are made to such shareholder with respect to shares of Slippery Rock stock converted in the Merger may be subject to backup withholding of 30%. Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements can be obtained from the exchange agent. For additional instructions, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, which are attached to these Instructions in Exhibit A. If backup withholding applies with respect to a shareholder, the exchange agent is required to withhold 30% of any cash payments made to such shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

         To prevent backup withholding on any cash payments that are made to a shareholder with respect to shares of Slippery Rock stock delivered with a Letter of Transmittal, the shareholder is required to notify the exchange agent of such shareholder's correct TIN by completing the Substitute Form W-9 included as part of the Letter of Transmittal certifying (1) that the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN), (2) that such shareholder is not subject to backup withholding either because (A) such shareholder is exempt from backup withholding, or (B) such shareholder has not been notified by the IRS that such shareholder is as a result of a failure to report all interest or dividends or (C) the IRS has notified such shareholder that such shareholder is no longer subject to backup withholding and (3) such shareholder is a U.S. Person (including a U.S. resident alien).

         The shareholder is required to give the exchange agent the social security number or employer identification number of the record holder of the shares of Slippery Rock stock tendered with any Letter of Transmittal. If the shares of Slippery Rock stock are in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 that are attached to these Instructions to Exhibit A for additional guidance concerning which number to report. If the shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such shareholder should write "Applied For" in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the exchange agent is not provided with a TIN within 60 days, the exchange agent will withhold 30% of all cash payments to such shareholder until a TIN is provided to the exchange agent.

         Each Slippery Rock stock shareholder should consult his or her own accountant or tax advisor for further guidance in completing the Substitute Form W-9.

         Lost, Destroyed, or Stolen certificates. If any certificates representing shares of Slippery Rock stock has been lost, destroyed, or stolen, the owner of such certificates should promptly notify _____________, as transfer agent for Slippery Rock (the "Transfer Agent"), at (____) _____-________. Such Slippery Rock shareholder will then be instructed as to the steps that must be taken in order to replace the certificates. Upon the making of an affidavit of that fact by the person claiming such certificates to be lost, stolen, or destroyed and the posting by such person of a bond as indemnity against any claim that may be made with respect to such certificates, the Transfer Agent will issue in exchange for such lost, stolen, or destroyed certificates a new certificate representing such shares of Slippery Rock stock. A Letter of Transmittal cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

                                    EXHIBIT A

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

         GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.

                FOR THIS TYPE OF ACCOUNT                                 GIVE THE SOCIAL SECURITY
                                                                                NUMBER OF

(1)      An individual's account                               The individual

(2)      Two or more individuals (joint account)               The actual owner of the account or, if combined
                                                               funds, the individual on the account (1)

(3)      Custodian account of a minor (Uniform Gift to         The minor (2)
         Minors Act)

(4)      a.  The usual revocable savings trust (grantor        The grantor-trustee (1)
         is also trustee)

         b.  So-called trust account that is not a legal       The actual owner (1)
         or valid trust under state law

(5)      Sole proprietorship                                   The owner (3)

                                                                             GIVE THE EMPLOYER
                FOR THIS TYPE OF ACCOUNT                                  IDENTIFICATION NUMBER OF

(6)      A valid trust, estate, or pension trust               The legal entity (4)

(7)      Corporate                                             The corporation

(8)      Association, club, religious, charitable,             The organization
         educational, or other tax-exempt organization

(9)      Partnership                                           The partnership

(10)     A broker or registered                                The broker or nominee

(11)     Account with the Department of                        The public entity

         Agriculture in the name of a public entity
         (such as a state or local government,
         school district, or prison) that receives agricultural program payments

List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

Circle the minor's name and furnish the minor's SSN.

You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).

List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title).

        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
                              SUBSTITUTE FORM W-9

OBTAINING A NUMBER

         If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on all payments include the following:

-        A corporation.

-        A financial institution.

- An organization exempt from tax under section 501(a), any IRA Section 403(b)(7) if the account satisfies the requirements of section 401(f)(2). - The United States or any of its agencies or instrumentalities. - A state, the District of Columbia, a possession of the United States, or any of its subdivisions or instrumentalities.

- A foreign government, or any of their political subdivisions, agencies or instrumentalities.

- An international organization or any of its agencies, or instrumentalities. - A dealer in securities or commodities required to register in the U.S., District of Columbia or a possession of the U.S.

-        A real estate investment trust.

- A common trust fund operated by a bank under section 584(a). - A trust, exempt from tax under section 664 or described in section 4947. - An entity registered at all times during the tax year under the Investment Company Act of 1940.

-        A foreign central bank of issue.

- A futures commission merchant registered with the Commodity Futures Trading Commission.

- A middleman known in the investment community as a nominee or custodian. Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441. - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

-        Payments of patronage dividends not paid in money.

-        Payments made by certain foreign organizations.

- Section 404(k) distributions made by an ESOP. Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies if you have not provided your correct taxpayer identification number.

- Payments of tax-exempt interest (including exempt interest dividends under section 852).

- Payments described in section 6049(b)(5) to non-resident aliens. - Payments on tax-free covenant bonds under section 1451.

-        Payments made by certain foreign organizations.

-        Mortgage or student loan interest paid to you.

         Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

         Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

IRS PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBER--If the requester discloses or uses Taxpayer Identification Numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

          FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE
                            INTERNAL REVENUE SERVICE

                   LETTER OF TRANSMITTAL AND FORM OF ELECTION
                    with respect to shares of common stock of
                       SLIPPERY ROCK FINANCIAL CORPORATION
  in connection with the proposed merger of Slippery Rock Financial Corporation with and into
                               F.N.B. CORPORATION

         This Letter of Transmittal and Form of Election ("Letter of Transmittal") relates to the proposed merger (the "Merger") of Slippery Rock Financial Corporation ("Slippery Rock") with and into F.N.B. Corporation ("FNB"), pursuant to the Agreement and Plan of Merger, dated as of May 5, 2004, between FNB and Slippery Rock. This Letter of Transmittal is addressed to holders of Slippery Rock common stock. In order for you, as a Slippery Rock shareholder, to receive the merger consideration (as defined below), you must send (1) this Letter of Transmittal, properly completed, together with (2) the certificates representing shares of Slippery Rock common stock as to which you make an election, plus any other required documents, to the exchange agent, to be received by the exchange agent prior to 5:00 p.m., Eastern Standard Time, on [September _, 2004] ("the election deadline").

         Each election is subject to the terms, conditions, and limitations set forth in (a) the Proxy Statement/Prospectus, dated [July _, 2004], relating to the merger, which has been provided to each holder of Slippery Rock common stock as of the record date, [July _, 2004], (b) the Merger Agreement, attached as Appendix A to the Proxy Statement/Prospectus, and (c) these instructions, each of which you are urged to read. These three documents qualify the following summary in its entirety:

         For each share of Slippery Rock common stock you hold, you are entitled to elect to receive as merger consideration: (1) 1.41 shares of FNB stock (an "all stock election"), (2) cash in the amount of $28.00 (an "all cash election") or (3) a combination of shares of FNB common stock (at the rate of the exchange ratio of 1.41 for each whole share of Slippery Rock common stock) and cash (at the rate of $28.00 for each whole share of Slippery Rock common stock) (a "combination election"). If you do not make an election, or if you fail to follow these instructions, your shares of Slippery Rock common stock will be deemed "undesignated shares," meaning that you will be deemed to have made an all cash election. The FNB stock and/or cash into which a share of Slippery Rock stock is converted in the merger is referred to herein as the "merger consideration." For the purposes of this Letter of Transmittal, an "election" means either a stock election, a cash election or a combination election.

         Fractional Shares. No fractional shares of FNB common stock will be issued to you upon completion of the merger. For each fractional share that you would otherwise be entitled to receive, FNB will pay cash in an amount, rounded to the nearest cent, equal to the product of the fractional share held by you multiplied by the average closing price of FNB common stock for the 20 consecutive trading-day period ending on the date the last required regulatory approval for the merger is obtained, without regard to any required waiting periods. No interest will be paid or accrued on cash payable in lieu of fractional shares of FNB common stock nor will any holder of fractional shares be entitled to dividends or other rights in respect of such fractional shares.

         Dissenting Shares. If you perfect appraisal rights under Pennsylvania law, and you are therefore entitled to be paid the fair value of your shares as provided for under Pennsylvania law, you will not be entitled to receive the merger consideration, unless and until you have withdrawn or lost your appraisal rights.

         An Example. Suppose you held 100 shares of Slippery Rock common stock. If you made:

         - an all stock election, you would receive approximately 141 shares of FNB common stock;

         - an all cash election, you would receive approximately $2,800 in cash; or

         -        a combination election, you would receive:

                  - assuming an election of 75% cash and 25% stock, approximately $2,100 in cash and 35 shares of FNB common stock (and cash in lieu of any fractional share);

                  - assuming an election of 50% cash and 50% stock, approximately $1,400 in cash and 70 shares of FNB common stock (and cash in lieu of any fractional share); or

                  - assuming an election of 75% stock and 25% cash, approximately $700 in cash and 105 shares of FNB common stock (and cash in lieu of any fractional share).

         Oversubscription of the Stock Consideration. If the aggregate number of shares of FNB common stock that would be issued in the merger exceeds, and is not approximately equal to, 3,276,554, subject to adjustment pursuant to the merger agreement, FNB may issue such number of its shares of common stock even though more than 3,276,554 shares of its common stock would be issued. However, FNB also has the right not to issue more than 3,276,554 shares of its common stock. If FNB chooses not to issue more than 3,276,554 shares of its common stock, then:

         - if you made an all cash election, you will receive $28.00 in cash for each share of Slippery Rock common stock you hold;

         - if you hold undesignated shares, you will be deemed to have made an all cash election and you will receive $28.00 in cash for each share of Slippery Rock common stock you hold;

         - if you made a combination election, you will receive the following for the shares of Slippery Rock common stock you hold for which you elected to receive FNB common stock:

                           a number of shares of FNB common stock equal to the product of the following: (i) 1.41, (ii) the sum of the number of shares of Slippery Rock common stock as to which you made a stock election and the number of shares of Slippery Rock common stock for which FNB common stock was elected in connection with combination elections and (iii) the stock proration factor; and

                           cash in an amount equal to the product of the following: (i) $28.00, (ii) the sum of the number of shares of Slippery Rock common stock with respect to which all stock elections were made and the number of shares of Slippery Rock common stock for which FNB common stock was elected in connection with combination elections and (iii) one minus the stock proration factor;

         - if you made a combination election, you will receive $28.00 in cash for each of the remaining shares of Slippery Rock common stock you hold;

         - if you made an all stock election, you will receive the following for each share of Slippery Rock common stock you hold:

                           a number of shares of FNB common stock equal to the product of the following: (i) 1.41, (ii) the sum of the number of shares of Slippery Rock common stock with respect to which all stock elections were made and the number of shares of Slippery Rock common stock for which FNB common stock was elected in connection with combination elections and (iii) the stock proration factor; and

                           cash in an amount equal to the product of the following: (i) $28.00, (ii) the sum of the number of shares of Slippery Rock common stock with respect to which all stock elections were made and the number of shares of Slippery Rock common stock for which FNB common stock was elected in connection with combination elections and (iii) one minus the stock proration factor.

         The stock proration factor will be calculated by dividing (i) 3,276,554 by (ii) the product of (x) 1.41 and (y) the sum of the number of shares of Slippery Rock common stock with respect to which all stock elections were made and the number of shares of Slippery Rock common stock for which FNB common stock was elected in connection with combination elections.

         Oversubscription of the Cash Consideration. If the aggregate number of shares of FNB common stock that would be issued in the merger is less than, and is not approximately equal to, 3,276,554, subject to adjustment pursuant to the merger agreement, then:

         - if you made an all stock election, you will receive 1.41 shares of FNB common stock for each share of Slippery Rock common stock you hold;

         - if you made a combination election, you will receive 1.41 shares of FNB common stock for each share of Slippery Rock common stock you hold for which you elected to receive FNB common stock;

         - the exchange agent will then select by random from among the undesignated shares (other than shares for which appraisal rights have properly been perfected under Pennsylvania law) a sufficient number of shares such that aggregate number of shares of FNB common stock that would be issued in the merger equals as closely as possible 3,276,554, subject to adjustment pursuant to the merger agreement;

         - if the sum of the undesignated shares plus the shares of Slippery Rock common stock as to which all stock elections were made plus the number of shares of Slippery Rock common stock for which FNB common stock was elected in connection with combination elections multiplied by 1.41 is less than, and not approximately equal to, 3,276,554 shares of FNB common stock, then (i) each shareholder who made a combination election will receive the following for each share of Slippery Rock common stock they hold for which they elected to receive cash and (ii) each shareholder who made an all cash election will receive the following for each share of Slippery Rock common stock they hold:

                           cash in an amount equal to the product of (i) $28.00,
                           (ii) the sum of the number of shares of Slippery Rock common stock with respect to which all cash elections were made and the number of shares of Slippery Rock common stock for which cash was elected in connection with combination elections and (iii) one minus the cash proration factor; and

                           the number of shares of FNB common stock equal to the product of (i) 1.41, (ii) the sum of the number of shares of Slippery Rock common stock with respect to which all cash elections were made and the number of shares of Slippery Rock common stock for which cash was elected in connection with combination elections and (iii) the cash proration factor.

         The cash proration factor will be calculated by dividing (i) the amount that is the difference between (x) the number obtained by dividing 3,276,554 by
1.41 and (y) the sum of the number of shares of Slippery Rock common stock with respect to which all stock elections were made, the number of shares of Slippery Rock common stock for which FNB common stock was elected in connection with combination elections and the number of undesignated shares selected pursuant to the second preceding bullet point by
(ii) the sum of the number of shares of Slippery Rock common stock with respect to which all cash elections were made and the number of shares of Slippery Rock common stock for which cash was elected in connection with combination elections.

         No later than five business days prior to the effective time of the merger, FNB will cause the exchange agent to compute the allocation described above. The pro rata allocation process or the random selection process to be used by the exchange agent will consist of such procedures as FNB and Slippery Rock mutually determine.

         AS A RESULT OF THE POTENTIAL FOR OVERSUBSCRIPTION OF CASH OR STOCK, THERE CAN BE NO ASSURANCE THAT YOU WILL RECEIVE THE PRECISE PROPORTION OF FNB STOCK AND/OR CASH YOU ELECT AS YOUR PREFERENCE.

         Because the United States federal income tax consequences of receiving cash, FNB common stock or both cash and FNB common stock will differ, you are urged to read carefully the information set forth under the section "Material Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus and to consult your tax advisors for a full understanding of the tax consequences of the merger to you. In addition, because the value of 1.41 shares of FNB common stock can fluctuate during the election period, the economic value per share received by Slippery Rock shareholders who receive FNB common stock may, as of the date of receipt by them, be more or less than the $28.00 in cash received by Slippery Rock shareholders who received cash consideration.

         All questions as to the validity, form, and eligibility of any election and delivery and/or surrender of certificates and shares of Slippery Rock stock hereunder shall be reasonably determined by the exchange agent, and such determination shall be final and binding.

--------------------------------------------------------------------------------------------------------------------------
                                     DESCRIPTION OF YOUR SLIPPERY ROCK COMMON STOCK
                                       (ATTACH SEPARATE SIGNED LIST IF NECESSARY)
--------------------------------------------------------------------------------------------------------------------------
            NAME AND ADDRESS OF RECORD                                                    NUMBER OF SHARES OF SLIPPERY
   HOLDER AND NUMBER OF SHARES OF SLIPPERY                                                     SLIPPERY ROCK COMMON
    ROCK COMMON STOCK OF SUCH RECORD HOLDER:                                                     STOCK EVIDENCED BY
                                                            CERTIFICATE NUMBERS:                   CERTIFICATE(S):
---------------------------------------------------- ------------------------------------ --------------------------------

                                                     ------------------------------------ --------------------------------

                                                     ------------------------------------ --------------------------------

                                                     ------------------------------------ --------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                      YOUR ELECTION
                                                  (CHECK ONLY ONE BOX)
--------------------------------------------------------------------------------------------------------------------------
 TOTAL NUMBER OF SHARES
 OF SLIPPERY ROCK COMMON                                                           |_| COMBINATION ELECTION
  STOCK WITH RESPECT TO
  WHICH AN ELECTION IS             |_|                    |_|            -------------------------------------------------
       BEING MADE:             CASH ELECTION         STOCK ELECTION         CASH (NUMBER OF      STOCK (NUMBER OF SHARES
                                                                          SHARES OF SLIPPERY     OF SLIPPERY ROCK COMMON
                                                                          ROCK COMMON STOCK):            STOCK):
--------------------------                                               ---------------------- --------------------------


--------------------------------------------------------------------------------------------------------------------------

        SPECIAL ISSUANCE INSTRUCTIONS                                               SPECIAL DELIVERY INSTRUCTIONS

TO BE COMPLETED ONLY IF THE CERTIFICATE,                                   TO BE COMPLETED ONLY IF THE CERTIFICATE,
PLAN SHARES AND/OR CHECK ARE TO BE ISSUED AND                              PLAN STATEMENT AND/OR CHECK ARE TO BE MAILED
MAILED TO OTHER THAN THE RECORD OWNER(S) AS                                TO OTHER THAN THE RECORD OWNER(S) AS
DESCRIBED ABOVE. SEE INSTRUCTIONS ON REVERSE                               DESCRIBED ABOVE.
SIDE REGARDING SIGNATURE GUARANTEES.

ISSUE SHARES AND MAIL THE STATEMENT OR                                     MAIL THE STATEMENT OR CERTIFICATE AND/OR CHECK
CERTIFICATE AND/OR CHECK TO:                                               TO:

NAME: ______________________________________                               NAME: ______________________________________
SOCIAL SECURITY NUMBER OR TAXPAYER I.D.                                    SOCIAL SECURITY NUMBER OR TAXPAYER I.D.
NUMBER:  __________________________________                                NUMBER:  __________________________________
ADDRESS: __________________________________                                ADDRESS: __________________________________
         __________________________________                                         __________________________________



--------------------------------------------------------------------------------------------------------------------------
                                                  GUARANTEE OF DELIVERY
                             (TO BE USED ONLY IF CERTIFICATES ARE NOT SURRENDERED HEREWITH)

  The undersigned, a member firm of a registered national securities exchange, a member of the National Association of
  Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the exchange agent, at one of its addresses set forth above, of certificates for the shares of Slippery Rock stock to which this Letter of Transmittal relates, duly endorsed in blank or otherwise acceptable in form for transfer on the books of Slippery Rock, no later than 5:00 p.m., Eastern Time, on the third Nasdaq National
  Market trading day after the date of execution of this Guarantee of Delivery. THIS BOX IS NOT TO BE USED TO GUARANTEE
  SIGNATURES.

  Dated:                     , 2004                                    FIRM: (PLEASE PRINT)
        --------------------                                                                ---------------------------


  NUMBER OF  SHARES OF SLIPPERY ROCK COMMON STOCK:                      AUTHORIZED SIGNATURE:


  ------------------------------------------------                      -----------------------------------------------


---------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                          NOTICE OF DELIVERY UNDER GUARANTEE

             (THIS SECTION TO BE COMPLETED AND DELIVERED WITH CERTIFICATES FOR SHARES OF SLIPPERY ROCK STOCK DELIVERED
                                               PURSUANT TO A GUARANTEE OF DELIVERY)

Name(s) of record holder(s):
                            ----------------------------------------------------------------------------------------------
Window Ticket no. (if any):                 Date of execution of Guarantee of Delivery:
                            ---------------                                             ----------------------------------
Name of institution which provided Guarantee of Delivery:
                                                         -----------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

         Important Tax Information. In order to ensure compliance with federal income tax requirements, we request that you provide the exchange agent with your correct Taxpayer Identification Number and to certify whether you are subject to backup federal income tax withholding by completing and signing the Substitute Form W-9 below.

--------------------------------------------------------------------------------------------------------------------------
                                                   SUBSTITUTE FORM W-9
--------------------------------------------------------------------------------------------------------------------------
PAYER'S NAME:  FIRST NATIONAL BANK OF FLORIDA
--------------------------------------------------------------------------------------------------------------------------
SUBSTITUTE FORM W-9:  DEPARTMENT OF THE TREASURY, INTERNAL REVENUE SERVICE PAYER'S REQUEST FOR FEDERAL TAXPAYER
IDENTIFICATION NUMBER
--------------------------------------------------------------------------------------------------------------------------

PART 1:  PLEASE PROVIDE YOUR FEDERAL TAXPAYER I.D.              ENTER YOUR SOCIAL SECURITY OR TAXPAYER I.D.
         NUMBER WHERE NOTED AT RIGHT AND CERTIFY                NUMBER HERE:
         BY SIGNING AND DATING BELOW.                                       ----------------------------------------
--------------------------------------------------------------------------------------------------------------------------

PART 2:  [ ]CHECK THIS BOX IF YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING UNDER THE PROVISIONS OF SECTION 3406(A)(1)(C) OF
         THE INTERNAL REVENUE CODE BECAUSE (1) YOU HAVE NOT BEEN NOTIFIED THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING AS
         A RESULT OF FAILURE TO REPORT ALL INTEREST OR DIVIDENDS OR (2) THE INTERNAL REVENUE SERVICE HAS NOTIFIED YOU
         THAT YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING.

--------------------------------------------------------------------------------------------------------------------------

PART 3:  [ ] CHECK HERE IF AWAITING FEDERAL TAXPAYER I.D. NUMBER.

--------------------------------------------------------------------------------------------------------------------------

CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT
AND COMPLETE.


            SIGNATURE(S):                                                                DATE(S):
            -------------                                                                --------

-----------------------------------                                         -----------------------------------

-----------------------------------                                         -----------------------------------

-----------------------------------                                         -----------------------------------

--------------------------------------------------------------------------------------------------------------------------


         This letter of transmittal, completed, signed and accompanied by all other required documents, should be returned to the exchange agent in the accompanying envelope. Unless you intend to exercise your appraisal rights, you should complete and return this letter of transmittal and the other required documents prior to the election deadline whether you intend to vote "FOR" or "AGAINST" the merger proposal. If the merger agreement is terminated for any reason, including for failure to obtain the approval of Slippery Rock shareholders, your certificates will be returned to you. However, if the merger agreement and merger are approved by Slippery Rock shareholders and the merger is consummated, you will not have another opportunity to make an election as to the form of merger consideration you prefer to receive.

         NOTE: BY SIGNING ON THE SIGNATURE LINE(S) BELOW, YOU REPRESENT THAT FNB'S ACCEPTANCE OF SLIPPERY ROCK STOCK DELIVERED PURSUANT TO THIS LETTER OF TRANSMITTAL WILL CONSTITUTE A BINDING AGREEMENT BETWEEN FNB AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS LISTED IN THIS LETTER OF TRANSMITTAL. MOREOVER, YOU REPRESENT THAT YOU HAVE THE AUTHORITY TO COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL AND TO SURRENDER THE CERTIFICATE(S) SURRENDERED HEREWITH, FREE AND CLEAR OF ANY LIENS, CLAIMS, CHARGES, OR ENCUMBRANCES WHATSOEVER. UPON REQUEST, YOU SHALL EXECUTE AND DELIVER ALL ADDITIONAL DOCUMENTS DEEMED BY THE EXCHANGE AGENT OR FNB TO BE NECESSARY OR DESIRABLE TO COMPLETE THE SALE, ASSIGNMENT, TRANSFER, CANCELLATION, AND RETIREMENT OF THE SHARES OF SLIPPERY ROCK STOCK DELIVERED HEREWITH. PLEASE MAKE SURE THAT YOU HAVE READ AND UNDERSTOOD THIS LETTER OF TRANSMITTAL IN ITS ENTIRETY BEFORE SIGNING. IF YOU HAVE ANY QUESTIONS REGARDING THIS EXCHANGE, PLEASE CALL [SHAREHOLDER SERVICES] AT [888-441-4362], TOLL-FREE. OUTSIDE THE U.S. AND CANADA, PLEASE CALL
__________________.

                                         PLEASE SIGN AND DATE HERE:

            SIGNATURE(S):                                                                DATE(S):
            -------------                                                                --------

-----------------------------------                                         -----------------------------------

-----------------------------------                                         -----------------------------------

-----------------------------------                                         -----------------------------------



         This Letter of Transmittal must be signed by record owner(s) exactly as name(s) appear on the certificate(s) or Slippery Rock Plan account, or the authorized representative of such record owner(s), or by person(s) in whose name the new certificate(s) are to be issued.

--------------------------------------------------------------------------------
     THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED, AND ACCOMPANIED BY ALL REQUIRED DOCUMENTS, INCLUDING, IN MOST CIRCUMSTANCES, STOCK CERTIFICATES, MUST BE RECEIVED BY THE EXCHANGE AGENT AT THE ADDRESS BELOW NO LATER THAN 5:00 P.M.,
                 EASTERN STANDARD TIME, ON [SEPTEMBER _, 2004].
--------------------------------------------------------------------------------

          VIA REGISTERED MAIL OR EXPRESS SERVICE TO THE EXCHANGE AGENT:
                         FIRST NATIONAL BANK OF FLORIDA
                           [ADDRESS OF EXCHANGE AGENT]